Board of Directors

JACC Studios, Inc.

18124 Wedge Parkway

Reno, NV 89511

Gentlemen:

We consent to the use in this amendment No. 6 to the Registration Statement on Form S-1/A of our report dated April 26, 2016 relating to the financial statements of JACC Studios, Inc. as of December 31, 2015 and 2014, and for the year ended December 31, 2015 and for the period from April 24, 2014 (inception) to December 31, 2014, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Paritz & Company, P.A.

Paritz & Company, P.A.

Hackensack, New Jersey

May 2, 2016